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                                                                     EXHIBIT 5.1




                                January __, 1999




Aronex Pharmaceuticals, Inc.
8707 Technology Forest Place
The Woodlands, Texas 77381-1191

Gentlemen:
         We have acted as counsel to Aronex Pharmaceuticals, Inc., a Delaware corporation (the "Company"), in connection with the registration under its Registration Statement on Form S-1 (No. 333- 67599) (the "Registration Statement"), filed by the Company under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the offering and sale by the Company of up to an aggregate of 4,500,000 shares of common stock, par value $.001 per share (the "Common Stock").

         We have examined originals or copies of (i) the Certificate of Incorporation of the Company, as amended; (ii) the Bylaws of the Company, as amended; (iii) certain resolutions of the Board of Directors and the stockholders of the Company; and (iv) such other documents and records as we have deemed necessary and relevant for purposes hereof. We have relied upon certificates of public officials and officers of the Company as to certain matters of fact relating to this opinion and have made such investigations of law as we have deemed necessary and relevant as a basis hereof. We have not independently verified any factual matter relating to this opinion.

         We have assumed the genuineness of all signatures, the authenticity of all documents, certificates and records submitted to us as copies, and the conformity to original documents, certificates and records of all documents, certificates and records submitted to us as copies.

         Based upon the foregoing, and subject to the limitations and assumptions set forth herein, and having due regard for such legal considerations as we deem relevant, we are of the opinion that:


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Aronex Pharmaceuticals, Inc.
January __, 1999
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         1. The Company is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Delaware.

         2. The issuance of the Common Stock has been duly authorized, and when issued and delivered by the Company against payment therefor as described in the Registration Statement, such shares will be validly issued, fully paid, and nonassessable.

         The foregoing opinion is based on and is limited to the General Corporation Law of the State of Delaware and the relevant federal laws of the United States of America, and we render no opinion with respect to the laws of any other jurisdiction.

         We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus contained in the Registration Statement. By giving such consent, we do not admit that we are included within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations issued thereunder.


                                      Very truly yours,